UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

DOTRONIX, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-9996	41-1387074
(Commission File Number)	(IRS Employer Identification No.)

160 First Street S.E.
New Brighton, Minnesota 55112-7894
(Address of Principal Executive Offices)(Zip Code)

(952) 541-1155
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 21, 2006, the board of directors of Dotronix, Inc., elected Russell Mitchell as the Chief Executive Officer and Chief Financial Officer of Dotronix. At the same time, Craig Laughlin, the former Chief Executive Officer and Chief Financial Officer of Dotronix, resigned all positions with Dotronix, including his directorship.

Russell W. Mitchell currently serves as President and CEO of Mitchell Health Marketing Alliance, Inc, (formerly Mitchell Health Technologies) which he founded in 1994. MHMA services over 48,000 retail locations nationwide, and specializes in the marketing and distribution of non-prescription drugs and nutritional supplements. From September 2002 to April 2004 Mr. Mitchell was also a founder and president of GelStat Corporation. Mr. Mitchell is also a partner in Accelerated Drug Delivery LLC, which was formed in August 2005.

No arrangement or agreement has been reached with Mr. Mitchell regarding compensation for his services to Dotronix. As a result of the transaction earlier in April 2006 with Accelerated Drug Delivery, Mr. Mitchell received 50% of the Dotronix shares issued to Accelerated Drug Delivery, or 246,061 shares.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dotronix, Inc.

April 21, 2006	By:	/s/ Russell W. Mitchell
Russell W. Mitchell Chief Executive Officer